EXHIBIT 10.18

AMENDMENT NO. 2 TO

LEASE AGREEMENT

BY AND BETWEEN

DESTA FIVE PARTNERSHIP, LTD.

AS LANDLORD,

AND

CIRRUS LOGIC, INC.

AS TENANT

SECOND AMENDMENT TO LEASE AGREEMENT

     This is the Second Amendment to the Lease Agreement by and between Desta Five Partnership, Ltd., as Landlord, and Cirrus Logic, Inc., as Tenant, effective November 10, 2000, as amended by the First Amendment to Lease Agreement, covering all of the rentable area in the Terrace V Building (the “Lease”).

     Landlord has completed the Building and Landlord and Tenant hereby agree to make certain amendments to the Lease to confirm the Commencement Date, the Base Rent, as well as other matters as follows:

     1.     Basic Lease Provisions. Landlord and Tenant agree to adopt the First Restated Basic Lease Provisions to the Lease which are attached hereto in lieu of the Basic Lease Provisions to the Lease, which shall have no further force or effect.

     2.     Lease Term. The provisions of Section 2.01 are hereby deleted and the following is substituted in lieu thereof:

“The primary term of this Lease shall commence on the Commencement Date and shall expire on August 31, 2012 (the “Expiration Date”). The “Lease Term” of this Lease shall be primary term specified in this Section 2.01, as renewed or otherwise extended or earlier terminated pursuant to the terms and provisions set forth herein.”

     3.     Base Rent. The provisions of Section 3.01 are hereby amended and revised in their entirety as follows:

     3.01 Base Rent. Landlord and Tenant agree the annual Base Rent shall be $4,632,685.32. Tenant shall pay the Base Rent to Landlord in monthly installments of $386,057.11 in advance on or before the first day of each calendar month during the Lease Term. If the Lease Term is extended for a partial month, then the Base Rent for any partial calendar month will be prorated on a per diem basis.

Notwithstanding the foregoing amendment of Section 3.01, Landlord and Tenant agree that the mechanism for determining “Project Costs”, as set out in Section 3.01 prior to this Second Amendment, will continue to be utilized for the purpose of determining the Base Rent applicable to Building VI under the provisions set out in Paragraph I.C.2. of Exhibit “I” attached to the Lease.

     4. Ratification of Lease. Except as amended herein, the Lease is ratified and confirmed by Landlord and Tenant.

     Executed and effective this 20th day of December, 2002.

LANDLORD:	TENANT:

DESTA FIVE PARTNERSHIP, LTD.	CIRRUS LOGIC, INC.

BY: Desta Five Development Corp.,	BY: /s/ Steven D. Overly
its general partner
Name: Steven D. Overly

By: /s/ L. Paul Latham	Title: SVP, CFO & GC

L. Paul Latham,
President

Approved as to Form and Content:

BANK ONE, NA,
as Administrative Agent and Co-Lender

By:____________________________________
      Jeffrey A. Etter,
      First Vice President

FIRST RESTATED
BASIC LEASE PROVISIONS

Landlord:	Desta Five Partnership, Ltd., a Texas limited partnership

Landlord’s Address:	6 Desta Drive, Suite 6500
Midland, Texas 79705
Attn: Mr. L. Paul Latham
Telephone No. (915) 688-3212
Fax No. (915) 688-3247

with copy to:
Desta Five Partnership, Ltd.
2700 Via Fortuna, Suite 140
Austin, Texas 78746
Attn: Mr. Rod Arend
Telephone No. (512) 306-9093
Fax No. (512) 306-9112

Tenant:	Cirrus Logic, Inc.

Tenant’s Address:	2901 Via Fortuna, Suite 100
Austin, Texas 78746
Attention: General Counsel
Telephone No. (512) 851-4234
Fax No. (512) 851-4136

with copy to:
2901 Via Fortuna, Suite 100
Austin, Texas 78746
Attention: Treasurer
Telephone No. (512) 851-4002
Fax No. (512) 851-4136

Building:	The land described on Exhibit A attached hereto (the “Land”), together with all improvements to be constructed thereon, including all building systems which are included within and/or serve the Building and the related parking garage located on the Land (the “Garage”) . The floor plans of the Building are generally depicted on Exhibit B attached hereto. The Building will be known as, 2901 Via Fortuna, Austin, Texas 78746.

Leased Premises:	All of the Building and the Land.

Total Building Area:	196,717 square feet of Rentable Area, subject to adjustment as provided in Section 1.01(a).

Base Rent:	Beginning on the commencement Date, Base Rent under this Lease will be payable as set forth below:

Lease		Monthly
Months	Annual Rate	Installments

1-120	$23.55	$386,057.11

Rent:	The Base Rent, Additional Rent (hereinafter defined), and all other amounts payable by Tenant to Landlord under this Lease.

Tenant’s Percentage:	One Hundred percent (100%);

Effective Date:	November 10, 2000

Commencement Date:	September 1, 2002

Lease Term:	One Hundred Twenty (120) months, commencing on the Commencement Date and subject to the option to extend set forth on Exhibit H.

Building Standard Hours:	7:00 a.m. to 7:00 p.m. on each Monday through Friday (excluding Building Holidays) and 8:00 a.m. to 5:00 p.m. on each Saturday (excluding Building Holidays), subject to the modifications set forth in Section 4.01(b). Notwithstanding the foregoing recitation of Building Standard Hours or any other provision in this Lease to the contrary; it is agreed and understood that Tenant and Tenant’s authorized employees shall have free and uninterrupted access to the Leased Premises at all times (24 hours per day, 7 days per week).

Building Holidays:	New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

Tenant’s Broker:	NAI Commercial Industrial Properties Company
7320 N. Mopac Expressway, Suite 100
Austin, Texas 78731

Landlord’s Broker:	Colliers Oxford Commercial, Inc.
2700 Via Fortuna Drive, Suite 100
Austin, Texas 78748

Security:	A cash deposit of $540,160 plus a $9,000,000 Letter of Credit, as may be adjusted pursuant to Section 3.05.

Parking:	Tenant shall be entitled to utilize all of the parking spaces in the Garage (which will be at least 768 parking spaces) and all of the surface parking spaces which are located upon the Land, all at no cost to Tenant.

Permitted Use	General office uses, uses related to integrated circuit design, and uses which are ancillary or appurtenant to the foregoing, including, but not limited to training centers, cafeterias, computer rooms, data and word processing centers, and research services use including research laboratories in which testing and verification of electrical products occurs in accordance with applicable city zoning ordinances.

The Basic Lease Provisions set forth hereinabove are hereby incorporated into and made a part of the Lease Agreement which is attached hereto (the “Lease”). Each reference in the Lease to any of the provisions or definitions set forth in these Basic Lease Provisions shall mean and refer to the provisions and definitions hereinabove set forth and shall be used in conjunction with the provisions of the Lease. In the event of any direct conflict between these Basic Lease Provision and the Lease, these Basic Lease Provisions shall control; provided, however, that those provisions in the Lease (including all exhibits and attachments thereto) which expressly require an adjustment or modification to any of the matters set forth in these Basic Lease Provisions shall supersede the adjusted or modified provisions of these Basic Lease Provisions.